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                                                                 Exhibit 10-E(2)

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                DANA CORPORATION

                                       AND

                                MICHAEL J. BURNS

                             DATED FEBRUARY 3, 2004

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                  EMPLOYMENT AGREEMENT (the "Agreement") made and entered into on the 3rd day of February, 2004, by and between Dana Corporation, a Virginia corporation, whose principal place of business is located at 4500 Dorr Street, Toledo, Ohio (the "Corporation"), and Michael J. Burns (the "Executive");

                  WHEREAS, the Corporation wishes to employ the Executive on the terms and conditions set forth in this Agreement; and

                  WHEREAS, the Executive desires to be employed by the Corporation under the terms and conditions set forth herein, and to forego opportunities elsewhere during his period of employment; and

                  WHEREAS, the parties intend for this Agreement to operate until terminated in accordance with the terms hereof as more fully set forth herein.

                  NOW, THEREFORE, IN CONSIDERATION of the mutual promises, covenants and agreements set forth below, it is hereby agreed as follows:

1.       Employment and Term.

                  The term of employment of the Executive by the Corporation hereunder (the "Employment Period") shall commence on the Commencement Date and shall continue until the occurrence of a Date of Termination (as defined in Section 4 below). For purposes of this Agreement, the "Commencement Date" shall mean March 1, 2004, or such earlier date as may be indicated in writing by the Executive.

2.       Position and Duties of the Executive.

         (a) Position. During the Employment Period, the Executive shall serve as President and Chief Executive Officer of the Corporation, with such duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities commensurate therewith as may from time to time be assigned to him by the Board of Directors of the Corporation (the "Board"). The Executive shall report solely to the Board. Effective as of the Commencement Date, the Executive shall be appointed to the Board. Thereafter during the Employment Period, the Corporation shall cause the Executive to be included in the slate of persons nominated for election to the Board and shall use its best efforts (including, without limitation, the solicitation of proxies) to have the Executive elected and reelected to the Board for the duration of the Employment Period. It is the intention of the Board that the Executive shall be elected as Chairman of the Board ("Chairman") at such time that the Board deems it appropriate to do so. At the Corporation's request, upon termination of the Executive's employment with the Corporation for any reason, the Executive shall (i) promptly resign from the Board and from all other positions the Executive then holds as an officer or member of the board of directors of any of the Corporation's subsidiaries or affiliates and (ii) execute any and all documentation reflecting such resignations.

                  During the Employment Period the Executive shall, without compensation other than that herein provided, also serve and continue to serve, if and when elected and

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re-elected, as an officer or director, or both, of any Subsidiary, division or
Affiliate of the Corporation.

                  For all purposes of this Agreement, (1) a "Subsidiary" shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation, and (2) an "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms "control," "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

         (b) Scope of Duties. Throughout the Employment Period the Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Corporation except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for the following activities, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement or violate in any way Sections 8 or 9 of this Agreement:

                  (i)      serving as a director or member of a committee of any
                        organization involving no conflict of interest with the interests of the Corporation;

                  (ii)     delivering lectures, fulfilling speaking engagements,
                        teaching at educational institutions;

                  (iii)    engaging in charitable and community activities; and

                  (iv)     managing his personal investments.

3.       Compensation and Benefits.

         (a) Salary. During the Employment Period, the Executive shall be paid base salary at an annual rate not less than $950,000, which shall be increased to a rate not less than $1,000,000 as of the date the Executive is elected Chairman. The rate of base salary described above shall be subject to such increases as shall be awarded from time to time in accordance with the Corporation's regular administrative practices of other salary increases applicable to executives of the Corporation or other upward adjustments as the Board (or the Compensation Committee thereof (the "Compensation Committee")) deems to be necessary or desirable. The Executive's annual base salary as in effect from time to time in accordance with this Section 3(a) shall hereinafter be referred to as the "Annual Base Salary". The Annual Base Salary shall be payable in regular installments, no less frequently than monthly. Annual Base Salary shall not be reduced after any increase thereof pursuant to this Section 3(a). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Corporation under this Agreement.

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         (b)      Additional Compensation. During the Employment Period, the
Executive shall be eligible to receive annual short-term incentive awards or bonuses (such award or bonus is hereinafter referred to as an "Annual Bonus") pursuant to the Dana Corporation Additional Compensation Plan, and from any successor or replacement plan (the Dana Corporation Additional Compensation Plan and such successor or replacement plans being referred to herein collectively as the "ACP"), in accordance with the terms thereof. During the Employment Period, the Executive shall be eligible to earn a target Annual Bonus of 100% of Annual Base Salary and a maximum Annual Bonus of 200% of Annual Base Salary. Each Annual Bonus shall be determined on the same basis as other "A Group" executives of the Corporation and shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the receipt of such Annual Bonus is deferred in accordance with the terms of the ACP. Notwithstanding the foregoing, if Executive remains employed through December 31, 2004, the Executive shall be entitled to a guaranteed minimum bonus for calendar year 2004 equal to 100% of his Annual Base Salary for such year. For purposes of this Section 3(b), the Executive's Annual Base Salary for calendar year 2004 shall be annualized (i.e., not pro rated).

         (c) Retirement Benefits. Subject to the provisions hereof, the Corporation shall provide the Executive with a supplemental retirement benefit as described below (the "Supplemental Retirement Benefit"). The Supplemental Retirement Benefit shall be equal to the vested portion of the balance of a notional cash balance account (the "Notional Account") that shall be established by the Corporation on behalf of the Executive as of the Commencement Date as if the Executive were a participant in the Dana Corporation CashPlus Plan (the "Cash Balance Plan"), subject to the terms and conditions described herein. Effective as of the Commencement Date, the Notional Account shall be credited with an initial amount of $5,900,000, and thereafter during the Employment Period shall be credited with annual service-based credits (the "Annual Credits") and interest credits (the "Interest Credits"). Except as otherwise provided herein, the Annual Credits and Interests Credits shall be calculated in the manner prescribed under the Cash Balance Plan (but without regard to any legally imposed limits on compensation or benefits under Section 401(a)(17) or
Section 415 of the Internal Revenue Code of 1986, as amended). For purposes of calculating the Annual Credits, but not for the purpose of determining the amount of any other benefit under this Agreement, the Executive will be deemed to have completed 30 years of service with the Corporation as of the Commencement Date. The Notional Account, including Annual Credits and Interest Credits, shall become fully vested on the fifth anniversary of the Commencement Date (the "Vesting Date") if such date occurs during the Employment Period; provided, however, that if, prior to the Vesting Date, the Executive's employment with the Corporation terminates by reason of his death or Disability (as defined in Section 4(a)(ii) hereof) or if the Executive's employment is terminated by the Corporation without Cause or if the Executive terminates employment for Good Reason, the portion of the Notional Account that shall be vested shall be equal to the sum of (1) 75% plus (2) 5/12 of 1% multiplied by the number of full months elapsed from the Commencement Date to the Date of Termination. The Supplemental Retirement Benefit otherwise payable hereunder shall be offset by the amount of any vested account balance the Executive may have under the Dana Corporation SavingsWorks Plan, other than the portion thereof

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attributable to the Executive's elective deferrals (e.g., 401(k) contributions).
The Supplemental Retirement Benefit shall be paid in a single lump sum payment as soon as practicable following the Date of Termination. The Supplemental Retirement Benefit shall not provide the Executive with any legal or equitable rights, interest or claims in any property, equity or assets of the Corporation. The obligation to pay the Supplemental Retirement Benefit to the Executive shall be merely that of an unfunded and unsecured promise of the Corporation to pay money to the Executive in the future and shall be subject to the claims of the Corporation's creditors.

         (d) Other Benefits. Except as provided herein, the Executive shall be eligible to participate in all employee benefit programs and perquisites provided by the Corporation from time to time for the benefit of its senior executives generally, including, without limitation, its Income Protection Plan for Management and Certain Other Employees providing layoff and severance benefits, its death benefit plans (consisting of its Group Insurance Plan for Management Employees providing life insurance, accidental death and dismemberment insurance, and travel accident insurance), its disability benefit plans (consisting of its salary continuation, sickness and accident and long-term disability benefits programs), its medical, dental and health and welfare plans and other present or equivalent successor plans and practices of the Corporation, its Subsidiaries and divisions, for active employees, for which senior executive officers, their dependents and beneficiaries, are eligible, and shall be entitled to all payments or other benefits under any such plan or practice subsequent to the Employment Period as a result of participation in such plan or practice during the Employment Period. In addition, during the first three years of the Employment Period, the Executive shall be entitled to be reimbursed by the Corporation for expenses incurred for continued tax preparation services by the Executive's current provider in an amount not to exceed $10,000 per year. The Executive acknowledges that he shall not be eligible to participate in any tax-qualified defined benefit pension plan (and associated excess benefits plan) currently maintained by the Corporation, which have been closed to new participants.

         (e)      2004 Equity Grants.

                  (i)        Initial Option Grant. As of the Commencement Date,
                           the Compensation Committee shall grant to the Executive, pursuant to the Dana Corporation Amended and Restated Stock Incentive Plan (as amended from time to time, the "Stock Incentive Plan"), a non-qualified stock option (the "Initial Option") to purchase 150,000 shares of common stock of the Corporation, par value $1 per share ("Corporation Stock"). The Initial Option shall have a per share exercise price equal to the "fair market value" (as such term is defined in the Stock Incentive Plan) on the Commencement Date, shall vest and become fully exercisable with respect to 25% of the shares subject thereto on each of the first four (4) anniversaries of the Commencement Date, so long as the Executive remains employed by the Company on such date, and shall otherwise be subject to the terms and conditions set forth in the Stock Incentive Plan and in Exhibit A attached hereto.

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                  (ii)       Initial Long Term Performance Stock Award. As of
                           the Commencement Date, the Compensation Committee shall award to the Executive an aggregate of 36,865 performance shares (the "Performance Shares") pursuant to the Stock Incentive Plan. A minimum of zero percent (0%) and a maximum of two hundred percent (200%) of the Performance Shares may be earned by the Executive based on the Corporation's satisfaction of certain performance criteria over the 2004-2006 performance period. The terms and conditions applicable to the award of Performance Shares are as set forth in Exhibit B attached hereto.

                  (iii)      Initial Restricted Stock Unit Grant. As of the
                           Commencement Date, the Compensation Committee shall award to the Executive an aggregate of 24,577 restricted stock units (the "RSUs") pursuant to the Stock Incentive Plan. The terms and conditions applicable to the award of RSUs are as set forth in Exhibit C attached hereto.

         (f)      Replacement Compensation.

                  (i)        To the extent that (A) the prior employer of
                           the Executive (the "Prior Employer") fails to pay to the Executive any portion of Executive's compensation earned by him as of December 31, 2003 in respect of
                           (1) his annual bonus for 2003 or (2) long-term incentive awards earned by him in respect of cycles ending December 31, 2003, or (B) the Executive forfeits any "option gains" in respect of stock options of the Prior Employer which were vested as of December 31, 2003, the Corporation agrees to pay to the Executive, in cash and/or in unrestricted shares of Corporation Stock, an aggregate amount necessary to replace such forfeited or unpaid compensation. Subject to the provisions of the succeeding sentence, the amount payable by the Corporation pursuant to the preceding sentence shall be paid to the Executive promptly after the Executive has provided the Corporation with reasonable evidence satisfactory to the Compensation Committee to the effect that such compensation was forfeited or otherwise not paid by the Prior Employer, including the amount thereof. If the Executive receives payment from the Prior Employer in respect of any of the foregoing after the date the Corporation has made a payment to him hereunder, then the Executive shall notify the Corporation and promptly remit to the Corporation all amounts so received from the Prior Employer.

                  (ii)       The Compensation Committee shall make the following
                           grants to the Executive to replace the value of other compensation being forfeited by the Executive by reason of terminating his employment with the Prior
                           Employer:

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                           (1)      As of the Commencement Date, the Executive
                                    shall be awarded 38,558 restricted stock units (the "Additional RSUs") pursuant to the Stock Incentive Plan and subject to the individual limits for grants of this nature set forth in the Stock Incentive Plan. The terms and conditions applicable to the award of Additional RSUs are as set forth in Exhibit D attached hereto.

                           (2) As of the Commencement Date, but subject to the approval by the stockholders of the Corporation at the 2004 Annual Meeting of an amendment to the Stock Incentive Plan raising the overall annual limitation on the number of shares of Corporation Stock underlying awards which can be granted to any individual thereunder (the "Plan Amendment"), the Executive shall be granted an additional 102,552 RSUs (the "Contingent RSUs"). The Contingent RSUs shall be subject to the same terms and conditions as those set forth in Section 3(f)(ii)(1) above with respect to the Additional RSUs. If for any reason the Plan Amendment is not approved by the Corporation's stockholders, the Compensation Committee shall make an economically equivalent replacement award on identical terms, except that settlement of such replacement award shall be in cash rather than in Corporation Stock.

                           (3) As of the Commencement Date, the Executive shall be granted a non-qualified stock option (the "Replacement Option") in respect of 360,000 shares of Corporation Stock pursuant to the Stock Incentive Plan. The Replacement Option shall have a per share exercise price equal to the "fair market value" (as such term is defined in the Stock Incentive Plan) on the Commencement Date, shall vest and become fully exercisable with respect to 25% of the shares subject thereto on each of the first four (4) anniversaries of the Commencement Date, so long as the Executive remains employed by the Corporation on such date, and shall otherwise be subject to the terms and conditions set forth in the Stock Incentive Plan and Exhibit E attached hereto.

         (g) 2005 Long-Term Incentive Awards. At the time in 2005 that the Compensation Committee customarily makes long-term incentive awards under the Corporation's incentive plans to the senior executives of the Corporation, the Compensation Committee shall grant long-term incentive awards to the Executive which, in the aggregate, have a grant date present value equal to 400% of the Executive's Annual Base Salary. Fifty percent (50%) of the value of such awards shall be made in the form of stock options, thirty percent (30%) of the value of such awards shall be made in the form of long-term performance shares and twenty percent (20%) of the value of such

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awards shall be made in the form of restricted stock units, as determined by the methodologies employed by the Compensation Committee.

         (h) Expenses/Relocation. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the polices, practices and procedures of the Corporation and its Subsidiaries and Affiliates from time to time in effect, commensurate with his position and on a basis at least comparable to that of other senior executives of the Corporation. The Corporation shall reimburse Executive for expenses incurred in connection with his relocation from Zurich, Switzerland to Toledo, Ohio in accordance with the Corporation's relocation policy as currently in effect.

         (i) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, commensurate with his position and at least comparable to those received by other senior executives of the Corporation.

         (j) Vacation and Other Absences. During the Employment Period, the Executive shall be entitled to paid vacation and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Corporation and its Subsidiaries and Affiliates in effect from time to time, commensurate with his position and at least comparable to those received by other senior executives of the Corporation.

         (k) Change of Control Agreement. On the date hereof, the Executive and the Corporation shall enter into a change of control agreement substantially in the form annexed hereto (the "Change of Control Agreement").

4.       Termination of Employment.

         (a)      Death or Disability.

                  (i)        The Executive's employment shall terminate
                           automatically upon the Executive's death during the Employment Period.

                  (ii)       If the Corporation determines in good faith that
                           the Disability (as defined below) of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 18(b) below of its intention to terminate the Executive's employment. In such event, the Employment Period shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided, that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Corporation on a full-time basis for 180 consecutive business days

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                           as a result of incapacity due to mental or physical
                           illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (b) Cause. The Corporation may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, the termination of the Executive's employment shall be deemed to have been for "Cause" only

                  (i)        if termination of his employment shall have been
                           the result of his conviction of, or plea of guilty or nolo contendere to, the charge of having committed a felony (whether or not such conviction is later reversed for any reason), or

                  (ii)       if there has been a breach by the Executive during
                           the Employment Period of the provisions of Section 2(b), relating to the time to be devoted to the affairs of the Corporation, or of Sections 8 or 9, relating to confidential information and competition, and such breach results in demonstrably material injury to the Corporation;

provided, that a termination of the Executive's employment hereunder for Cause shall not be effective unless and until there shall have been delivered to the Executive a certified copy of a resolution of the Board adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board (excluding the Executive) at a meeting of the Board called and held for that purpose and with respect to which the Executive was given prior notice and an opportunity, together with counsel, to be heard, finding that the Executive was guilty of conduct set forth in subparagraph (i) or (ii) above, specifying the particulars thereof in detail, and, in the case of subparagraph (ii) above, in the case of an alleged breach of the provisions of Section 2(b), the Executive shall have either failed to remedy such alleged breach within thirty days from his receipt of written notice from the Secretary of the Corporation pursuant to such resolution duly adopted by the Board demanding that he remedy such alleged breach, or shall have failed to take all reasonable steps to that end during such thirty-day period.

                  Anything in this Section 4(b) or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Corporation for Cause if termination of his employment took place

                           (1) as the result of bad judgment or negligence on the part of the Executive, or

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                           (2)      because of an act or omission believed by
                                    the Executive in good faith to have been in or not opposed to the interests of the Corporation, or

                           (3) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under
                                    (A) the Bylaws of the Corporation, or (B) the laws of the State of Virginia, or (C) the directors' and officers' liability insurance of the Corporation, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or

                           (4) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive's having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board (other than the Executive, if he is then a member of the Board), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or

                           (5) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board (other than the Executive, if he is then a member of the Board) more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

         (c) Good Reason. During the Employment Period, the Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of duties which are materially inconsistent with his status as the Corporation's Chief Executive Officer or a material adverse change in the nature or status of the Executive's responsibilities or (ii) a material breach by the Corporation of the provisions of this Agreement, in either case which is not remedied within 30 days after receipt by the Corporation of written Notice of Termination from the Executive; provided, that (1) the Executive shall have provided a written Notice of Termination to the Corporation, attention of the Secretary, given within 90 days following the occurrence of the event giving rise to the assertion of Good Reason and (2) such written Notice of Termination provides for a Date of Termination not less than 30 days nor more than 60 days after receipt by the Corporation of

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         such Notice of Termination, unless the Corporation shall agree to an earlier Date of Termination.

         An election by the Executive to terminate his employment given under this Section 4(c) shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Corporation.

         (d) Notice of Termination. Any termination of the Executive's employment by the Corporation or by the Executive hereunder (other than termination by reason of the Executive's death) shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 18(b) below. For purposes of this Agreement, a "Notice of Termination" means a written notice which

                  (i)        indicates the specific termination provision in
                           this Agreement relied upon,

                  (ii)       to the extent applicable, sets forth in reasonable
                           detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and

                  (iii)      specifies the Date of Termination (as defined in
                           Section 4 (e) below).

         (e)      Date of Termination. "Date of Termination" means

                  (i)        if the Executive's employment is terminated by the
                           Corporation for Cause, the date of the Notice of Termination (or any later date specified therein, as the case may be),

                  (ii)       if the Executive's employment is terminated by the
                           Executive other than for Good Reason, the date specified in the Notice of Termination, which shall not be less than thirty (30) days following the date of such Notice of Termination,

                  (iii)      if the Executive's employment is terminated by the
                           Executive for Good Reason, the date specified in the Notice of Termination made in accordance with Section 4(c) above,

                  (iv)       if the Executive's employment is terminated by the
                           Corporation other than for Cause or Disability, the Date of Termination shall be the later of the date of the Notice of Termination or any later date specified therein, as the case may be, and

                  (v)        if the Executive's employment is terminated by
                           reason of death or Disability, the Date of Termination shall be (A) the close of business on the last day of the month in which occurs the date of death of the Executive or (B) the Disability Effective Date, as the case may be.

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5.       Obligations of the Corporation Upon Termination.

         (a) Termination by the Corporation Other Than for Cause, Death or Disability. If, during the Employment Period, the Corporation shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate his employment for Good Reason (termination in any such case referred to as "Termination"), subject to and conditioned upon the execution by the Executive of, and his not subsequently revoking, a release substantially in the form attached hereto as Exhibit F:

                  (i)        the Corporation shall pay the Executive in a lump
                           sum in cash within 30 days after the Date of Termination the sum of:

                           (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,

                           (2) a pro rata Annual Bonus for the fiscal year in which occurs the Date of Termination, such pro rata Annual Bonus to be equal to the product of (x) the Executive's target Annual Bonus in effect under the ACP as of the Date of Termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and

                           (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), his Supplemental Retirement Benefit as determined under Section 3(c) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and
                                    (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                  (ii)       the Corporation shall pay to the Executive on a
                           monthly basis an amount equal to the Executive's Severance Compensation (defined below), payment of such Severance Compensation to commence on the last day of the month immediately following the month in which occurs the Date of Termination and to be paid on the last day of each month thereafter until the earlier to occur of (x) the last day of the month in which occurs the second anniversary of the Date of Termination or (y) the last day of the month in which the Executive attains the age of 65 (such period to be called the "Termination Period"); provided, however, that such payments shall be reduced (but not below zero) to reflect any other amounts payable to the Executive in respect of salary or bonus continuation to be received by the Executive under any severance plan, policy or arrangement of the Corporation. For purposes of this Agreement, the term "Severance Compensation" shall mean the sum of (1) one-twelfth (1/12) of the Annual Base Salary provided in Section 3(a) at the rate being paid at the time the Executive's termination of employment occurred, and (2) one-twelfth (1/12) of the Executive's target Annual Bonus in effect under the ACP for the fiscal year in which the Date of Termination occurs; and

                  (iii)      During the Termination Period, or such longer
                           period as any plan, program, practice or policy may provide, the Corporation shall continue benefits to the Executive and/or the Executive's dependents and beneficiaries at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies of the Corporation providing medical, dental, disability and life insurance coverage if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Corporation and its Subsidiaries and Affiliates as in effect and applicable generally to other senior executives of the Corporation and its Subsidiaries and Affiliates and their families during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect at any time thereafter or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Corporation and its Subsidiaries and Affiliates and their dependents and beneficiaries, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to the respective similar benefits provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Termination Period and to have retired on the date of the end of the Termination Period. To the extent that any benefits referred to in this Section 5(a)(iii) shall not be payable or provided under any such plan by reason of the Executive's no longer being an employee of the Corporation as the result of Termination, the Corporation shall itself pay, or provide for payment of, such benefits and the service credit for benefits provided for in Section 5(a)(iv) below, to the Executive, his dependents and beneficiaries.

                  (iv)       All of the Executive's outstanding equity awards,
                           including, without limitation, the awards described herein in Exhibits A-E hereof shall be treated in accordance with the agreements evidencing such awards and shall remain subject to the terms and conditions contained therein.

         (b) Cause; Voluntary Termination by the Executive. If the Executive's employment shall be terminated for Cause during the Employment Period or if the Executive voluntarily terminates his employment during the Employment Period other than for Good Reason, the Corporation shall have no further obligations to the Executive under this Agreement other than the obligation to pay through the Date of Termination the Executive's Annual Base Salary, any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), his Supplemental Retirement Benefit as determined under Section 3(c) and accrued but unused vacation pay, in each case to the extent not theretofore paid, and any other amounts or benefits to which the Executive and/or the Executive's family is otherwise entitled under the terms of any employee benefit or incentive plan of the Corporation.

         (c)      Death or Disability.

         (i) In the event of the death of the Executive during the Employment Period, the legal representative or designated beneficiary of the Executive shall be entitled to the compensation provided for in Sections 3(a) and 3(b) above through the end of the month in which death shall have taken place, at the rate being paid at the time of death, and at the times that such amounts would have been paid or earned by the Executive had the Executive lived, and the Employment Period shall be deemed to have ended as of the close of business on the last day of the month in which death shall have occurred but without prejudice to any payments due in respect of the Executive's death.

         (ii) In the event of the Disability of the Executive during the Employment Period, the Executive shall be entitled to the compensation provided for in Sections 3(a) and 3(b) above, at the rate being paid on the Disability Effective Date, and at the times that such amounts would have been paid or earned by the Executive had the Executive remained employed by the Corporation, for the period of such Disability but not in excess of six months. The amount of any payments due under this Section 5(c)(ii) shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan of the Corporation or of any Subsidiary or Affiliate thereof.

         (iii) In the event of the Executive's death or Disability as set forth in Sections 5(c)(i) or 5(c)(ii) above, the Executive (or, in the event of his death, his legal representative or designated beneficiary) shall be entitled to receive any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), his Supplemental Retirement Benefit as determined under Section 3(c) and accrued but unused vacation pay, in each case to the extent not theretofore paid, and any other amounts or benefits to which the Executive and/or the Executive's family is otherwise entitled under the terms of any employee benefit or incentive plan of the Corporation.

         (d) Resolution of Disputes/Right of Election by Executive to Arbitrate or Sue. In the event that the Executive's employment shall be terminated by the Corporation during the Employment Period and such termination is alleged to be with Cause, or the Corporation shall withhold payments or provision of benefits for any other reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration within the Toledo, Ohio area under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Corporation or to institute a judicial proceeding, in either case within ninety days after having received Notice of Termination of his employment or notice in any form that the termination of his employment under Section 4(b) above is subject to question or under consideration or that the Corporation is withholding or proposes to withhold payments or provision of benefits.

6.       Non-exclusivity of Rights.

                  Except as provided in Sections 5(a), 5(b) and 5(c) above, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Corporation or any of its Subsidiaries and Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement entered into after the date hereof with the Corporation or any of its Subsidiaries and Affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Corporation or any of its Subsidiaries and Affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7.       Full Settlement.

                  The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(iii) above, such amounts shall not be reduced whether or not the Executive obtains other employment.

8.       Confidential Information.

         (a) The Executive agrees not to disclose, either while in the Corporation's employ or at any time thereafter, to any person not employed by the

                  Corporation, or not engaged to render services to the Corporation, except with the prior written consent of an officer authorized to act in the matter by the Board, any confidential information of the Corporation, its Subsidiaries and Affiliates obtained by him while in the employ of the Corporation, including, without limitation, information relating to any of the Corporation's inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, client relationships, marketing strategies or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Corporation or from disclosure required by law or court order. The agreement herein made in this Section 8(a) shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Corporation, its Subsidiaries and Affiliates.

         (b) The Executive also agrees that upon leaving the Corporation's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board, and he will surrender to the Corporation any record, list, drawing, blueprint, specification or other document or property of the Corporation, its Subsidiaries and Affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Corporation, its Subsidiaries and Affiliates, or, without limitation, relating to its or their methods of distribution, client relationships, marketing strategies or any description of any formulae or secret processes, or which was obtained by him or entrusted to him during the course of his employment with the Corporation.

9.       Competition.

         (a) The Executive agrees that he will not engage in Competition at any time (i) during the Employment Period or (ii) during the twenty-four (24) month period immediately following the termination of the Executive's employment hereunder for any reason. In addition, during the twenty-four (24) month period immediately following the termination of the Executive's employment hereunder for any reason, the Executive agrees that he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or directors, officers, employees or the operations or products of the Corporation or any of its Subsidiaries or Affiliates.

         (b) The word "Competition" for the purposes of this Agreement shall mean

                  (i)        taking a management position with or control of a
                           business engaged in the design, development, manufacture, marketing or distribution of products, which constituted 15% or more of the sales of the Corporation and its Subsidiaries and Affiliates during the last fiscal year of the Corporation preceding the termination of the Executive's employment, in any geographical area in which the Corporation, its Subsidiaries or Affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; provided, however, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons, standing alone, be deemed Competition with the Corporation within the meaning of this Section 9, or

                  (ii)       soliciting any person who is a customer of the
                           businesses conducted by the Corporation and its Subsidiaries and Affiliates, or any business in which the Executive has been engaged on behalf of the Corporation and its Subsidiaries or Affiliates at any time during the Employment Period on behalf of a business described in clause (i) of this Section 9(b), or

                  (iii)      inducing or attempting to persuade any employee of
                           the Corporation or any of its Subsidiaries or Affiliates to terminate his employment relationship in order to enter into employment with a business described in clause (i) of this Section 9(b).

         (c) If, at any time, the provisions of this Section 9 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope, the provisions of this Section 9 shall be divisible and shall become immediately amended to cover only such area, duration or scope as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that Section 9 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

10.      Legal Fees.

         (a) The Corporation shall pay directly or reimburse the Executive for reasonable legal fees and expenses incurred in connection with the negotiation and preparation of this Agreement; provided, however, that such payment or reimbursement obligation shall not exceed $25,000 in the aggregate.

         (b) The Corporation shall pay the Executive for all legal fees and expenses incurred by him in seeking to obtain or enforce any right or benefit to which the Executive is entitled under this Agreement, provided that the

                  Executive substantially prevails with respect to the matter in dispute in any dispute resolution proceeding connected therewith. Such payments shall be made following the conclusion of such dispute resolution proceeding, within five
                  (5) business days of the Corporation's receipt of a written request for payment accompanied by such evidence of fees and expenses incurred as the Corporation may reasonably require.

11.      Public Announcement.

                  The Corporation and the Executive agree to fully cooperate with respect to the timing and content of any public announcement regarding the hiring of the Executive or the execution of this Agreement.

12.      New Hire Procedures.

                  The Executive shall cooperate with the Corporation in complying with the Corporation's standard new hire policies and procedures.

13.      No Violations.

                  As a material inducement to the Corporation's willingness to enter into this Agreement, the Executive represents to the Corporation that neither the execution of this Agreement by the Executive, the employment of the Executive by the Corporation nor the performance by the Executive of his duties hereunder will constitute a violation by the Executive of any employment, non-competition or other agreement to which the Executive is a party. The Executive agrees to indemnify and hold harmless the Corporation from any loss, claim, damage, cost or expense of any kind (including reasonable attorney's fees) to which the Corporation may be subject by virtue of a breach by the Executive of the foregoing representation.

14.      Indemnification; Director's And Officer's Insurance.

                  Pursuant to the Corporation's policies as in effect from time to time and to the fullest extent permitted by law and the Corporation's certificate of incorporation and by-laws, the Corporation shall indemnify the Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Executive in connection with any action, proceeding, suit or investigation (the "Proceeding") arising out of or relating to the performance by the Executive of services for, or acting as a fiduciary of any employee benefit plans, programs or arrangements of the Corporation or as a director, officer or employee of, the Corporation or any Subsidiary or Affiliate thereof. The Corporation also agrees to maintain a director's and officers' liability insurance policy covering the Executive to the extent the Corporation provides such coverage for its other senior executive officers. Following the termination of the Executive's employment hereunder, the Corporation shall continue to indemnify and maintain such insurance for the benefit of the Executive with respect to such services performed during the Employment Period.

15.      Stock Ownership Guidelines.

                  The Executive agrees to comply with the Corporation's stock ownership guidelines applicable to the Corporation's senior executive officers, as the same may be in effect from time to time.

16.      Successors.

                  Except as otherwise provided herein,

         (a) This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives, and the Corporation and its successors as provided in this
                  Section 16.

         (b) This Agreement shall be binding upon and inure to the benefit of the Corporation and any successor of the Corporation, including, without limitation, any corporation or corporations acquiring, directly or indirectly, 50% or more of the outstanding securities of the Corporation, or all or substantially all of the assets of the Corporation, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed embraced within the term "the Corporation" for the purposes of this Agreement), but shall not otherwise be assignable by the Corporation.

17.      Amendment or Modification; Waiver.

                  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board or any authorized committee of the Board and shall be agreed to in writing, signed by the Executive and by an officer of the Corporation thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

18.      Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Mr. Michael J. Burns
10200 Blue Heron Point,
West Palm Beach, FL 33412

If to the Corporation:

Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615
Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as it determines is required to be withheld pursuant to any applicable law or regulation.

         (e) When used herein in connection with plans, programs and policies relating to the Executive, employees, compensation, benefits, perquisites, executive benefits, services and similar words and phrases, the word "Corporation" shall be deemed to include all wholly-owned Subsidiaries of the Corporation.

         (f) This instrument (including Exhibits hereto) contains the entire agreement of the parties concerning the subject matter, and all promises, representations, understandings, arrangements and prior agreements concerning the subject matter are merged herein and superseded hereby; provided, however, that this Agreement shall not affect or supersede the Change of Control Agreement, which shall operate in accordance with its terms concurrently with this Agreement and shall supersede this Agreement upon the occurrence of a Change of Control as defined in the Change of Control Agreement.

         (g) No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

         (h) The Executive shall not have any right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under this Agreement.

         (i) All payments to be made under this Agreement shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under this Agreement.

         (j) The Corporation and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained in this Agreement and, in the event of any such breach, the Corporation and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

         (k) Nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive or any other person.

         (l) To the extent that any person acquires a right to receive payments from the Corporation under this Agreement, except to the extent provided by law such right shall be no greater than the right of an unsecured general creditor of the Corporation.

         (m) To the extent necessary to effectuate the terms of this Agreement, the terms of this Agreement which must survive the termination of the Executive's employment or the termination of this Agreement shall so survive.

         (n) In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary.

         (o) If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding day that is not a legal holiday.

                  IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Corporation have caused this Agreement to be executed as of the day and year first above written.

                                                     DANA CORPORATION

                                                     By  /s/ G. H. Hiner
                                                         -----------------------
                                                         Chairman

                                                     /s/ M. J. Burns
                                                     ------------------
                                                     Michael J. Burns

                                    EXHIBIT A

                                DANA CORPORATION
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN


                             This is to certify that


                                     [NAME]

               (the "Optionee") is hereby granted a non-qualified
                   option (the "Option") to purchase [number]
                                shares of Stock.

            This grant is set forth in accordance with the terms and
          conditions of the Dana Corporation Amended and Restated Stock
                          Incentive Plan (the "Plan").

 GRANT DATE: The Commencement Date, as defined in the Employment Agreement
                                (defined herein)

 VESTING SCHEDULE: 25% per year on each of the first four anniversaries of the
                                Commencement Date

                    EXERCISE PRICE PER SHARE: [insert price]

                ADDITIONAL TERMS: See the following pages of this certificate



                                Dana Corporation


                     By: __________________________________
                                    Chairman

THIS IS NOT A STOCK CERTIFICATE. THIS CERTIFICATE IS SUBJECT TO, GOVERNED BY,
     AND INCORPORATES BY REFERENCE ALL OF THE TERMS AND CONDITIONS OF THE PLAN. IF A CONFLICT OCCURS BETWEEN THIS CERTIFICATE AND THE PLAN DOCUMENT, OR IF ANY POINT IS NOT REFLECTED HEREIN, THE TERMS OF THE PLAN DOCUMENT SHALL GOVERN. PLEASE REFER TO THE OFFICIAL PLAN DOCUMENT FOR AN EXPLANATION OF THE TERMS AND CONDITIONS OF THIS GRANT AND A FULL DESCRIPTION OF YOUR RIGHTS AND OBLIGATIONS. THIS CERTIFICATE, INCLUDING THE TERMS AND CONDITIONS DESCRIBED ON THE FOLLOWING PAGES, CONSTITUTES YOUR AWARD AGREEMENT AS REQUIRED BY THE PLAN.

ADDITIONAL TERMS:

1. In the event that the employment of the Optionee with the Corporation or a subsidiary is terminated for any reason, any portion of the Option that has not vested as of the date of termination shall be forfeited and shall immediately terminate; provided, however, that the vesting of the Option subject to this grant shall accelerate upon the occurrence of the following events: (i) termination of the Optionee's employment on account of the death of the Optionee; (ii) termination of the Optionee's employment on account of Disability, as defined in the Employment Agreement between the Optionee and the Corporation, as the same may be amended from time to time (the "Employment Agreement"); (iii) termination of the Optionee's employment with the Corporation due to his retirement after attaining the age of 55 and 15 years of service with the Corporation; and (iv) upon the occurrence of a Change in Control of the Corporation, as defined in the Plan.

2. To the extent that the Optionee holds vested Options at the time of his termination from employment by operation of Section 1, above, such Options shall remain exercisable until the earlier to occur of the expiration of the ten-year Option term or the expiration of the applicable period (or, if applicable, until the date) set forth below: (i) in the case of the Optionee's death or Disability, one year following the date of death or the Disability Effective Date (as defined in the Employment Agreement), as the case may be; (ii) in the case of the Optionee's retirement after attaining age 55 and 15 years of service with the Corporation, five years following the date of termination; (iii) in the case of termination of the Optionee's employment at the initiative of the Corporation (and not on the Optionee's initiative) without Cause (as defined in the Employment Agreement) or in the case of Optionee's termination of employment for Good Reason (as defined in the Employment Agreement), 90 days following the Date of Termination (as defined in the Employment Agreement); and (iv) in the case of any other termination of employment, the Date of Termination (as defined in the Employment Agreement).

3. The Optionee shall pay to the Corporation, at the times that he realizes taxable income in respect of the grant, an amount equal to the taxes the Corporation determines it is required to withhold. In lieu of such payment, in whole or in part, the Corporation may withhold from any shares of Stock it would otherwise deliver to the Optionee all or part of the number of such shares the Fair Market Value of which is equal to the amount of taxes required to be withheld.

4. The validity and construction of this award agreement shall be governed by the laws of the State of Ohio.

                                    EXHIBIT B

                                DANA CORPORATION
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

                             This is to certify that


                                     [NAME]

 (the "Grantee") is hereby granted [number] shares of Performance Stock (the
                              "Performance Shares")

     This grant is set forth in accordance with the terms and conditions of the Dana Corporation Amended and Restated Stock Incentive Plan (the
                                    "Plan").

    GRANT DATE: The Commencement Date, as defined in the Employment Agreement
                                (defined herein)

 VESTING SCHEDULE: The Performance Shares shall vest and become earned only at the end of the 2004-2006 performance period (the "Performance Period") in accordance with the vesting terms set forth herein, except as otherwise provided in the Additional Terms annexed hereto.

          ADDITIONAL TERMS: See the following pages of this certificate

                                Dana Corporation


                     By: __________________________________
                                    Chairman

THIS IS NOT A STOCK CERTIFICATE. THIS CERTIFICATE IS SUBJECT TO, GOVERNED BY,
     AND INCORPORATES BY REFERENCE ALL OF THE TERMS AND CONDITIONS OF THE PLAN. IF A CONFLICT OCCURS BETWEEN THIS CERTIFICATE AND THE PLAN DOCUMENT, OR IF ANY POINT IS NOT REFLECTED HEREIN, THE TERMS OF THE PLAN DOCUMENT SHALL GOVERN. PLEASE REFER TO THE OFFICIAL PLAN DOCUMENT FOR AN EXPLANATION OF THE TERMS AND CONDITIONS OF THIS GRANT AND A FULL DESCRIPTION OF YOUR RIGHTS AND OBLIGATIONS. THIS CERTIFICATE, INCLUDING THE TERMS AND CONDITIONS DESCRIBED ON THE FOLLOWING PAGES, CONSTITUTES YOUR AWARD AGREEMENT AS REQUIRED BY THE PLAN.

ADDITIONAL TERMS:

1. The Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of the Performance Shares.

2. the Corporation shall establish a Performance Share account on its books, in the name of the Grantee, and shall credit to such account the number of Performance Shares granted to Grantee pursuant to this award agreement. In the event that any Performance Shares are earned pursuant to the provisions of Paragraph 3, the Grantee will be entitled to receive, as soon as practicable following the end of the Performance Period (except as provided in Paragraph 4 below), the number of shares of Stock equal to the sum of
     (i) 50% of the number of Performance Shares credited to the Grantee's account, multiplied by a percentage (minimum 0% and maximum 200%) based upon the extent to which the Corporation achieves the [ ] Goal (defined below) and (ii) 50% of the number of Performance Shares credited to the Grantee's account, multiplied by a percentage based upon the extent to which the Corporation achieves the [ ] Goal (defined below). Unless otherwise determined by the Committee, all distributions made to the Grantee hereunder in respect of the Performance Shares shall be made in the form of Stock.

3. For purposes of this award agreement, the term "[ ] Goal" shall mean the cumulative compound growth in [ ]of the Corporation over the Performance Period and the term "[ ] Goal" shall mean the Corporation's three-year average [ ] measured against the Corporation's peers. The particular level of performance necessary to achieve threshold, target and maximum performance in respect of the [ ] Goal and the [ ] Goal shall be determined by the Committee, in its discretion, and shall be applied to the Grantee on the same basis as is applied to other recipients of performance share awards in respect of the Performance Period. Straight line interpolation shall be employed to reflect performance results that fall between the respective threshold, target and maximum performance levels.

4. In the event that the employment of the Grantee with the Corporation or a subsidiary is terminated for any reason prior to the end of the Performance Period, the Performance Shares credited to the Grantee's account shall be forfeited to the Corporation immediately upon such termination, and the Grantee shall cease to have any rights with respect to, or any interest in, the forfeited Performance Shares effective as of the date of termination, except as follows:

     (a) Termination of the Grantee's employment on account of death: Provided that the Grantee has been employed with the Corporation for not less that one year following the Commencement Date (as defined in Grantee's employment agreement with the Corporation (the "Employment Agreement")), the Grantee's beneficiary or estate shall become entitled to receive, as soon as practicable following the date of death, a distribution with respect to a pro rata portion of the Performance Shares credited to Grantee's account measured at the target level of performance. For this purpose, the pro rata portion shall be based on a fraction, the numerator of which is the number of full months in the Performance Period which have elapsed from the beginning of the Performance Period until the date of death, and the denominator of which is 36.

     (b) Termination of the Grantee's employment on account of Disability (as defined in the Employment Agreement): Provided that the Grantee has been employed with the Corporation for not less that one year following the Commencement Date, the Grantee shall become entitled to receive, as soon as practicable following the end of the Performance Period, a distribution with respect to a pro rata portion of the Performance Shares credited to his account based on actual performance measured at the end of the Performance Period. For this purpose, the pro rata portion shall be based upon a fraction, the numerator of which is the number of full months in the Performance Period which have elapsed from the beginning of the Performance Period until the Disability Effective Date (as defined in the Employment Agreement), and the denominator of which is 36.

     (c) Termination of the Grantee's employment on the initiative of the Corporation (and not at the Grantee's initiative) without Cause (as defined in the Employment Agreement) or termination of the Grantee's employment on the initiative of the Grantee for Good Reason (as defined in the Employment Agreement): Provided that the Grantee has been employed with the Corporation for not less that one year following the Commencement Date, the Grantee shall become entitled to receive, as soon as practicable following the end of the Performance Period, a distribution with respect to a pro rata portion of the Performance Shares credited to his account based on actual performance measured at the end of the Performance Period in accordance with
          Section 3. For this purpose, the pro rata portion shall be based upon a fraction, the numerator of which is the number of full months in the Performance Period which have elapsed from the beginning of the Performance Period until the Date of Termination (as defined in the Employment Agreement), and the denominator of which is 36.

     (d) Upon a Change in Control of the Corporation (as defined in the Plan) which occurs during the Employment Period (as defined in the Employment Agreement), Grantee shall be entitled to receive, as soon as practicable thereafter, a distribution with respect to a pro rata portion of the Performance Shares then credited to his account based on the higher of the target level of performance as determined by the Committee or the actual level of performance as of the date of the Change in Control (assuming such level of performance continued to the end of the Performance Period). For this purpose, the pro rata portion shall be based upon a fraction, the numerator of which is the number of full months in the Performance Period which have elapsed from the beginning of the Performance Period until the date of the Change in Control, and the denominator of which is 36.

5. the Corporation shall withhold all applicable taxes required by law to be withheld upon the payment in respect of any or all of the Performance Shares. The Grantee may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.

6. The validity and construction of this award agreement shall be governed by the laws of the State of Ohio.

                                    EXHIBIT C

                                DANA CORPORATION
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

                             This is to certify that


                                     [NAME]

     (the "Grantee") is hereby granted [number] restricted stock units (the "RSUs"), each of which shall at all times be deemed to have a value equal to the then-current fair market
                           value of a share of Stock.

     This grant is set forth in accordance with the terms and conditions of the Dana Corporation Amended and Restated Stock Incentive Plan (the
                                    "Plan").

 GRANT DATE: The Commencement Date, as defined in the Employment Agreement
                                (defined herein)

 VESTING SCHEDULE: The restricted stock units shall fully vest on the fifth anniversary of the Commencement Date, so long as the Grantee remains employed by Dana Corporation on such date, and shall also become fully vested upon the occurrence of certain events described herein.

                ADDITIONAL TERMS: See the following pages of this certificate

                                Dana Corporation


                     By: __________________________________
                                    Chairman

THIS IS NOT A STOCK CERTIFICATE. THIS CERTIFICATE IS SUBJECT TO, GOVERNED BY,
     AND INCORPORATES BY REFERENCE ALL OF THE TERMS AND CONDITIONS OF THE PLAN. IF A CONFLICT OCCURS BETWEEN THIS CERTIFICATE AND THE PLAN DOCUMENT, OR IF ANY POINT IS NOT REFLECTED HEREIN, THE TERMS OF THE PLAN DOCUMENT SHALL GOVERN. PLEASE REFER TO THE OFFICIAL PLAN DOCUMENT FOR AN EXPLANATION OF THE TERMS AND CONDITIONS OF THIS GRANT AND A FULL DESCRIPTION OF YOUR RIGHTS AND OBLIGATIONS. THIS CERTIFICATE, INCLUDING THE TERMS AND CONDITIONS DESCRIBED ON THE FOLLOWING PAGES, CONSTITUTES YOUR AWARD AGREEMENT AS REQUIRED BY THE PLAN.

ADDITIONAL TERMS:

1. The Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of RSUs.

2. the Corporation shall establish an RSU account on its books, in the name of the Grantee, and shall credit to such account the number of RSUs granted to Grantee pursuant to this award agreement. If a dividend is paid on the Stock while the RSUs are outstanding, the Grantee shall automatically be credited with a number of additional RSUs equal to the number of shares of Stock that could have been purchased on the dividend payment date with an amount of cash equal to the product of (i) the per share amount of such dividend and (ii) the number of RSUs held by the Grantee on the record date for such dividend. The number of additional RSUs credited under this Paragraph 2 shall become vested in accordance with the same vesting schedule applicable to the RSUs originally granted to the Grantee.

3. Subject to Paragraph 6, below, upon the vesting of the RSUs originally granted to the Grantee (including any additional RSUs credited pursuant to Paragraph 2 above), the Grantee will be entitled to receive, as soon as practicable thereafter, a distribution of a number of shares of Stock that is equal in number to the aggregate number of vested RSUs then credited to the Grantee's account.

4. (a) In the event that the employment of the Grantee with the Corporation or a subsidiary is terminated for any reason prior to the vesting date applicable to the RSUs, all RSUs then credited to the Grantee's account shall be forfeited to the Corporation immediately upon such termination, and the Grantee shall cease to have any rights with respect to, or any interest in, the forfeited RSUs effective as of the date of termination and, without limitation, shall cease to be entitled to receive any future dividends or other distributions upon such shares with record dates occurring after the effective date of such termination, except as follows:

          (i)    Termination of the Grantee's employment on account of death:
               Provided that the Grantee has been employed with the Corporation for not less than one year following the Commencement Date (as defined in Grantee's employment agreement with the Corporation (the "Employment Agreement")), the Grantee's beneficiary or estate shall become vested as of the date of death with respect to a pro rata portion of the RSUs then credited to his account. For this purpose, the pro rata portion shall be based on a fraction, the numerator of which is the number of full months which have elapsed from the Commencement Date until the date of death, and the denominator of which is 60.

          (ii) Termination of the Grantee's employment on account of Disability (as defined in the Employment Agreement): Provided that the Grantee has been employed with the Corporation for not less than one year following the Commencement Date, the Grantee shall become vested as of the

               Disability Effective Date (as defined in the Employment Agreement) with respect to a pro rata portion of the RSUs then credited to his account. For this purpose, the pro rata portion shall be based on a fraction, the numerator of which is the number of full months which have elapsed from the Commencement Date until the Disability Effective Date (as defined in the Employment Agreement), and the denominator of which is 60.

          (iii) Termination of the Grantee's employment at the initiative of the Corporation (and not at the Grantee's initiative) without Cause (as defined in the Employment Agreement) or termination of the Grantee's employment on the initiative of the Grantee for Good Reason (as defined in the Employment Agreement): Provided that the Grantee has been employed with the Corporation for not less than one year following the Commencement Date, the Grantee shall become vested as of the Date of Termination (as defined in the Employment Agreement) with respect to a pro rata portion of the RSUs credited to his account. For this purpose, the pro rata portion shall be based on a fraction, the numerator of which is the number of full months which have elapsed from the Commencement Date until the Date of Termination (as defined in the Employment Agreement), and the denominator of which is 60.

     (b) Upon a Change in Control of the Corporation (as defined in the Plan) which occurs during the Employment Period (as defined in the Employment Agreement), the Grantee shall become vested with respect to a pro rata portion of the RSUs credited to his account. For this purpose, the pro rata portion shall be based on a fraction, the numerator of which is the number of full months which have elapsed from the Commencement Date until the date of the occurrence of the Change in Control, and the denominator of which is 60.

5. The Corporation shall withhold all applicable taxes required by law to be withheld from all amounts paid in respect of any or all of the RSUs. The Grantee may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.

6. Notwithstanding anything to the contrary contained herein, the receipt of the Stock that Grantee would otherwise have been entitled to receive upon the vesting of the RSUs shall automatically be deferred pursuant to such rules as may be promulgated by the Committee.

7. The validity and construction of this award agreement shall be governed by the laws of the State of Ohio.

                                    EXHIBIT D

                                DANA CORPORATION
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

                             This is to certify that


                                     [NAME]

(the "Grantee") is hereby granted [number] restricted stock units (the "RSUs"), each of which shall at all times be deemed to have a value equal to the then-current fair market value of a share Stock.

     This grant is set forth in accordance with the terms and conditions of the Dana Corporation Amended and Restated Stock Incentive Plan
                                  (the "Plan").

    GRANT DATE: The Commencement Date, as defined in the Employment Agreement
                                (defined herein)

VESTING SCHEDULE: The restricted stock units shall vest in one-third increments on each of the first three anniversaries of the Commencement Date, so long as the Grantee remains employed by the Corporation on the applicable date, and shall become fully vested upon the occurrence of certain events described herein.

          ADDITIONAL TERMS: See the following pages of this certificate

                                Dana Corporation


                     By: __________________________________
                                    Chairman

THIS IS NOT A STOCK CERTIFICATE. THIS CERTIFICATE IS SUBJECT TO, GOVERNED BY,
     AND INCORPORATES BY REFERENCE ALL OF THE TERMS AND CONDITIONS OF THE PLAN. IF A CONFLICT OCCURS BETWEEN THIS CERTIFICATE AND THE PLAN DOCUMENT, OR IF ANY POINT IS NOT REFLECTED HEREIN, THE TERMS OF THE PLAN DOCUMENT SHALL GOVERN. PLEASE REFER TO THE OFFICIAL PLAN DOCUMENT FOR AN EXPLANATION OF THE TERMS AND CONDITIONS OF THIS GRANT AND A FULL DESCRIPTION OF YOUR RIGHTS AND OBLIGATIONS. THIS CERTIFICATE, INCLUDING THE TERMS AND CONDITIONS DESCRIBED ON THE FOLLOWING PAGES, CONSTITUTES YOUR AWARD AGREEMENT AS REQUIRED BY THE PLAN.

ADDITIONAL TERMS:

1. The Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of RSUs.

2. The Corporation shall establish an RSU account on its books, in the name of the Grantee, and shall credit to such account the number of RSUs granted to Grantee pursuant to this award agreement. If a dividend is paid on the Stock while the RSUs are outstanding, the Grantee shall automatically be credited with a number of additional RSUs equal to the number of shares of Stock that could have been purchased on the dividend payment date with an amount of cash equal to the product of (i) the per share amount of such dividend and (ii) the number of RSUs held by the Grantee on the record date for such dividend. The number of additional RSUs credited under this Paragraph 2 shall become vested in accordance with the same vesting schedule applicable to the underlying RSUs with respect to which such additional RSUs are credited.

3. Subject to Paragraph 6 below, upon the vesting of any of the RSUs granted to the Grantee (including any additional RSUs credited pursuant to Paragraph 2 above), the Grantee will be entitled to receive, as soon as practicable thereafter, the number of shares of Stock equal to the aggregate number of RSUs that become vested at that time.

4. In the event that the employment of the Grantee with the Corporation or a subsidiary is terminated for any reason prior to the vesting date applicable to any RSUs, all non-vested RSUs then credited in respect of the Grantee shall be forfeited to Dana Corporation immediately upon such termination, and the Grantee shall cease to have any rights with respect to, or any interest in, the forfeited RSUs effective as of the date of termination and, without limitation, shall cease to be entitled to receive any future dividends or other distributions upon such shares with record dates occurring after the effective date of such termination; provided, however, that the RSUs shall become fully vested upon the occurrence of the following events: (i) termination of the Grantee's employment on account of death; (ii) termination of the Grantee's employment on account of Disability, as defined in the employment agreement between the Grantee and the Corporation, as the same may be amended from time to time (the "Employment Agreement"); (iii) termination of the Grantee's employment at the initiative of the Corporation (and not on the Grantee's initiative) other than for Cause, as defined in the Employment Agreement; and (iv) termination of the Grantee's employment at the initiative of the Grantee for Good Reason (as defined in the Employment Agreement); and provided further, however, that the Grantee shall become vested in a pro rata portion of the RSUs upon the occurrence of a Change in Control of the Corporation (as defined in the Plan) which occurs during the Employment Period (as defined in the Employment Agreement), such pro rata portion to be determined based on a fraction, the numerator of which is the number of full months that have elapsed from the Commencement Date until the date of such Change in Control, and the denominator of which is 36; or shall vest on a basis that is no less favorable than the Change in Control vesting provisions in effect for RSU grants made to other senior officers of the Corporation.

5. The Corporation shall withhold all applicable taxes required by law to be withheld from all amounts paid in respect of any or all of the RSUs. The Grantee may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.

6. Notwithstanding anything to the contrary contained herein, the Grantee may elect to defer receipt of the Stock that he would otherwise have been entitled to receive upon the vesting of all or a portion of the RSUs, pursuant to such rules as may be promulgated by the Committee.

7. The validity and construction of this award agreement shall be governed by the laws of the State of Ohio.

                                    EXHIBIT E

                                DANA CORPORATION
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN


                             This is to certify that


                                     [NAME]

  (the "Optionee") is hereby granted a non-qualified option (the "Option") to purchase [number] shares of Stock.

This grant is set forth in accordance with the terms and conditions of the Dana
      Corporation Amended and Restated Stock Incentive Plan (the "Plan").

    GRANT DATE: The Commencement Date, as defined in the Employment Agreement
                                (defined herein)

  VESTING SCHEDULE: 25% per year on each of the first four anniversaries of the
                                Commencement Date

                    EXERCISE PRICE PER SHARE: [insert price]

          ADDITIONAL TERMS: See the following pages of this certificate



                                Dana Corporation


                     By: __________________________________
                                    Chairman

THIS IS NOT A STOCK CERTIFICATE. THIS CERTIFICATE IS SUBJECT TO, GOVERNED BY,
     AND INCORPORATES BY REFERENCE ALL OF THE TERMS AND CONDITIONS OF THE PLAN. IF A CONFLICT OCCURS BETWEEN THIS CERTIFICATE AND THE PLAN DOCUMENT, OR IF ANY POINT IS NOT REFLECTED HEREIN, THE TERMS OF THE PLAN DOCUMENT SHALL GOVERN. PLEASE REFER TO THE OFFICIAL PLAN DOCUMENT FOR AN EXPLANATION OF THE TERMS AND CONDITIONS OF THIS GRANT AND A FULL DESCRIPTION OF YOUR RIGHTS AND OBLIGATIONS. THIS CERTIFICATE, INCLUDING THE TERMS AND CONDITIONS DESCRIBED ON THE FOLLOWING PAGES, CONSTITUTES YOUR AWARD AGREEMENT AS REQUIRED BY THE PLAN.

ADDITIONAL TERMS:

1. In the event that the employment of the Optionee with the Corporation or a subsidiary is terminated for any reason, any portion of the Option that has not vested as of the date of termination shall be forfeited and shall immediately terminate; provided, however, that the vesting of the Option subject to this grant shall accelerate upon the occurrence of the following events: (i) termination of the Optionee's employment on account of death of the Optionee; (ii) termination of the Optionee's employment on account of Disability, as defined in the employment agreement between the Grantee and the Corporation, as the same may be amended from time to time (the "Employment Agreement"); (iii) termination of the Optionee's employment with the Corporation due to his retirement after attaining the age of 55 and 15 years of service with the Corporation; and (iv) termination of the Optionee's employment at the initiative of the Corporation (and not on the Optionee's initiative) other than for Cause, (as defined in the Employment Agreement). In addition, the vesting of the Option subject to this grant shall accelerate upon the occurrence of a Change in Control of the Corporation (as defined in the Plan) during the Employment Period (as defined in the Employment Agreement).

2. To the extent that the Optionee holds vested Options at the time of his termination from employment, such Options shall remain exercisable until the earlier to occur of the expiration of the ten-year Option term or the expiration of the applicable period (or, if applicable, until the date) set forth below: (i) in the case of the Optionee's death or Disability, one year following the date of death or the Disability Effective Date (as defined in the Employment Agreement), as the case may be; (ii) in the case of the Optionee's retirement after attaining age 55 and 15 years of service with the Corporation, five years following the date of termination; (iii) in the case of the termination of the Optionee's employment at the initiative of the Corporation (and not on the Optionee's initiative) other than for Cause or in the case of the Optionee's termination of employment for Good Reason (as defined in the Employment Agreement), two years following the Date of Termination (as defined in the Employment Agreement); and (iv) in the case of any other termination of employment, the Date of Termination (as defined in the Employment Agreement).

3. The Optionee shall pay to the Corporation, at the times that he realizes taxable income in respect of the grant, an amount equal to the taxes the Corporation determines it is required to withhold. In lieu of such payment, in whole or in part, the Corporation may withhold from any shares of Stock it would otherwise deliver to the Optionee all or part of the number of such shares the Fair Market Value of which is equal to the amount of taxes required to be withheld.

4. The validity and construction of this award agreement shall be governed by the laws of the State of Ohio.

                        EXHIBIT F TO EMPLOYMENT AGREEMENT
                        MADE ON FEBRUARY 3, 2004 BETWEEN
                      DANA CORPORATION AND MICHAEL J. BURNS

                            FORM OF RELEASE AGREEMENT

               This Release Agreement ("Release") is entered into as of this ______day of ________, hereinafter "Execution Date", by and between [Executive Full Name] (hereinafter "Executive"), and [Employer Full Name] and its successors and assigns (hereinafter, the "Corporation"). The Executive and the Corporation are sometimes collectively referred to as the "Parties".

1. The Executive's employment with the Corporation is terminated effective [Month, Day, Year] (hereinafter "Termination Date"). The Corporation agrees to provide the Executive the severance benefits provided for in his Employment Agreement with the Corporation, dated as of [ ] (the "Agreement"), after he executes this Release and the Release becomes effective pursuant to its terms and does not revoke it as permitted in
     Section 4 below, the expiration of such revocation period being the "Effective Date".

2. Executive represents that he has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges relating to his employment with, or resignation from, the Corporation; provided, however, that nothing contained in this Section 2 shall prohibit Executive from bringing a claim to challenge the validity of the ADEA Release in Section 4 herein. In consideration of the benefits described in Section 1, for himself and his heirs, administrators, representatives, executors, successors and assigns (collectively, "Releasers"), Executive agrees to release the Corporation, its subsidiaries, affiliates, and their respective parents, direct or indirect subsidiaries, divisions, affiliates and related companies or entities, regardless of its or their form of business organization, any predecessors, successors, joint ventures, and parents of any such entity, and any and all of their respective past or present shareholders, partners, directors, officers, employees, consultants, independent contractors, trustees, administrators, insurers, agents, attorneys, representatives and fiduciaries, including without limitation all persons acting by, through, under or in concert with any of them (collectively, the "Released Parties"), from any and all claims, charges, complaints, causes of action or demands relating to his employment or termination of employment that Executive and his Releasers now have or have ever had against the Released Parties, whether known or unknown. This Release specifically excludes claims, charges, complaints, causes of action or demand that (a) post-date the Termination Date, (b) relate to unemployment compensation claims, (c) involve rights to benefits in which Executive is vested as of the Termination Date under any employee benefit plans and arrangements of the Corporation, (d) relate to claims for indemnification by Executive, or (e) involve obligations owed to Executive by the Corporation under the Agreement.

3. The Corporation, on its own behalf and on behalf of the Released Parties, hereby releases Executive from all claims, causes of actions, demands or liabilities which arose against the Executive on or before the time it signs this Agreement, whether known or unknown. This Paragraph, however, does not apply to or adversely affect any claims against Executive which allege or involve obligations owed by him to the Corporation under the Agreement. The Corporation will indemnify Executive for reasonable attorneys' fees, costs and damages which may arise in connection with any proceeding by the Corporation or any Released Party which is inconsistent with this Release by the Corporation and the Released Parties.

4. In further recognition of the above, Executive hereby voluntarily and knowingly waives all rights or claims that he may have against the Released Parties arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), other than any such rights or claims that may arise after the date of execution of this Release. Executive specifically agrees and acknowledges that: (A) the release in this Section 4 was granted in exchange for the receipt of consideration that exceeds the amount to which he would otherwise be entitled to receive upon termination of his employment; (B) he has hereby been advised in writing by the Corporation to consult with an attorney prior to executing this Release; (C) the Corporation has given him a period of up to twenty-one (21) days within which to consider this Release, which period shall be waived by the Executive's voluntary execution prior to the expiration of the twenty-one day period, and he has carefully read and voluntarily signed this Release with the intent of releasing the Released Parties to the extent set forth herein; and (D) following his execution of this Release he has seven (7) days in which to revoke his release as set forth in this Section 4 only and that, if he chooses not to so revoke, the Release in this Section 4 shall then become effective and enforceable and the payment listed above shall then be made to him in accordance with the terms of this Release. To cancel this Release, Executive understands that he must give a written revocation to the General Counsel of the Corporation at [ ](1), either by hand delivery or certified mail within the seven-day period. If he rescinds the Release, it will not become effective or enforceable and he will not be entitled to any severance benefits from the Corporation.

5. If any provision of this Release is held invalid, the invalidity of such provision shall not affect any other provisions of this Release. This Release is governed by, and construed and interpreted in accordance with the laws of the State of Ohio, without regard to principles of conflicts of law. Executive consents to venue and personal jurisdiction in the State of Ohio for disputes arising under this Release. This Release represents the entire understanding between the Parties with respect to subject matter herein, and no other inducements or representations have been made or relied upon by the Parties. This Release shall be binding upon and inure to the benefit of Executive, his heirs and legal representatives, and the Corporation and its successors as provided in this Section 5. Any modification of



______________________

(1)   INSERT ADDRESS.

     this Release must be made in writing and be signed by Executive and the Corporation.

ACCEPTED AND AGREED TO:

__________________________________  ________________________________
[Employer Full Name]                [Executive Full Name]


Dated:____________________________  Dated:__________________________